UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2020
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
0.625% Notes due 2021	MCK21A	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 15, 2020, the Board of Directors (“Board”) of McKesson Corporation (“Company”) elected Linda P. Mantia as a director, effective on October 19, 2020.
Ms. Mantia served as Senior Executive Vice President, Chief Operating Officer of Manulife Financial Corporation, an international insurance and financial services company, from 2016 to 2019. Before her role at Manulife, Ms. Mantia served as Executive Vice President of Digital, Payments and Cards at Royal Bank of Canada (RBC), a multinational financial services company, from 2014 to 2016. During her tenure at RBC, she also served in other leadership roles from 2003 to 2014, including Executive Vice President of Global Cards and Payments. Earlier in her career, Ms. Mantia worked at McKinsey & Co., a global management consulting firm, and prior to that, she practiced law at Davies Ward Phillips & Vineberg LLC. She currently serves on the board of directors at Ceridian HCM Holding Inc. since June 2020 and on the advisory board of Alphabet Verily Sciences.
The Board determined that Ms. Mantia is an independent director under standards established by the New York Stock Exchange and the Board. The Board appointed her as a member of the Audit Committee and the Governance Committee. The Board size increased from eleven to twelve members upon her election.
Ms. Mantia will receive cash compensation in accordance with the Company’s standard compensatory arrangement for non-employee directors. She will receive an annual cash retainer of $80,000, which will be prorated for the third quarter of fiscal year 2021 based on her election date.
Ms. Mantia also will receive restricted stock units (“RSUs”) under the Company’s 2013 Stock Plan in respect of the commencement of her service on October 19, 2020. She will be granted RSUs in an amount that represents a prorated portion of the annual equity award that was granted automatically to then-serving non-employee directors at the 2020 Annual Meeting of Shareholders. The number of RSUs granted to Ms. Mantia will be determined by dividing $139, 562 by the closing price of the Company’s common stock on the grant date.
Ms. Mantia will, effective as of October 19, 2020, enter into the Company’s standard form Indemnification Agreement, which provides for indemnification to the fullest extent permitted by Delaware law.

Item 7.01	Regulation FD Disclosure.
On October 19, 2020, the Company issued and posted on its website (https://www.mckesson.com/About-McKesson/Newsroom/Press-Releases/ and https://investor.mckesson.com/news/default.aspx) a press release announcing the election of Ms. Mantia to the Board. A copy of that press release is attached hereto as Exhibit 99.1.
The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by McKesson Corporation on October 19, 2020
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2020

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer
and General Counsel